                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Brooks Automation, Inc. for the registration of $175,000,000 aggregate principal amount of 4.75% Convertible Subordinated Notes due 2008 (the "Notes") and the 2,491,813 shares of its common stock issuable upon conversion of the Notes and to the incorporation by reference therein of our report dated March 3, 2000, except for
Note 4 as to which the date is March 31, 2000, with respect to the financial statements of Irvine Optical Company, LLC for the years ended December 31, 1999 and 1998 included in the Annual Report (Form 10-K) of Brooks Automation, Inc. for the year ended September 30, 2000 and in the Current Report (Form 8-K) of Brooks Automation, Inc. dated August 20, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Woodland Hills, California
August 20, 2001